     NEWS RELEASE                           Contact:   David R. Schroder
     For Immediate Release                             101 Second Street, S.E.,
                                                       Suite 800
                                                       Cedar Rapids, Iowa 52401
                                                       Phone (319) 363-8249

                           MACC PRIVATE EQUITIES INC.
                        ANNOUNCES NEW INVESTMENT ADVISOR

CEDAR RAPIDS, IOWA -- (January 31, 2008) --MACC Private Equities Inc. (NASDAQ
Capital Market: MACC) is pleased to announce that its board of directors has approved Eudaimonia Asset Management LLC, based in Encinitas, California, to serve as MACC's investment advisor under the terms of a new Investment Advisory
Agreement. The new agreement is subject to approval by MACC's shareholders at its 2008 Annual Shareholders' Meeting.

Geoffrey Woolley, chairman of MACC's board of directors, said "We are pleased to be teaming up with Eudaimonia, which will bring a talented, focused and energetic investment team to implement a growth strategy for MACC." Eudaimonia, a newly formed registered investment adviser, focuses on small and micro cap growth investments for institutional investors.

In addition to maximizing the value of the current portfolio, MACC's go-forward strategy is to make equity investments in very small public companies that are qualified for BDC investment by leveraging the experience and investment process of Eudaimonia. MACC believes that this new strategy's key benefits will be an enhanced opportunity for capital appreciation and an increased liquidity profile of its investments.

 "We are honored by the Board's confidence in our abilities and excited about future investment opportunities in the small and micro cap universe," said Travis
Prentice, President and Chief Investment Officer of Eudaimonia Asset Management.
"We are firmly committed to increasing long-term value for the company's shareholders. MACC's new strategy fits perfectly with and builds upon our history of researching and understanding small and micro cap growth companies."

MACC also announced that InvestAmerica Investment Advisors, Inc., which has served as investment adviser and sub-advisor to MACC and its wholly-owned subsidiary, MorAmerica Capital Corporation, since 1995, has been approved by the board to serve as an investment sub-advisor and will continue to oversee MACC's existing portfolio of investments under the terms of an Investment Subadvisory
Agreement with Eudaimonia and MACC. The Subadvisory Agreement is also subject to shareholder approval at the 2008 Annual Meeting.

"We look forward to working with the team at InvestAmerica to maximize the value of the current portfolio while continuing the harvest strategy of the current assets," said Derek Gaertner, Vice President and Chief Operating Officer of
Eudaimonia Asset Management.

MACC also announced that the 2008 Annual Shareholders' Meeting is currently scheduled to take place on March 25, 2008. Business at the meeting will include consideration of the new advisory agreements. MACC will confirm details of its annual meeting and provide information for shareholder consideration in its proxy statement for the 2008 Annual Meeting.

 MACC is a business development company in the business of making investments in small businesses in the United States. MACC common stock is traded on the Nasdaq
Capital Market under the symbol "MACC."

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "1995
Act"). Such statements are made in good faith by MACC pursuant to the safe-harbor provisions of the 1995 Act, and are identified as including terms such as "may," "will," "should," "expects," "anticipates," "estimates," "plans,"
or similar language. In connection with these safe-harbor provisions, MACC has identified in its Annual Report to Shareholders for the fiscal year ended
September 30, 2007, important factors that could cause actual results to differ materially from those contained in any forward-looking statement made by or on behalf of MACC, including, without limitation, the high risk nature of MACC's portfolio investments, the effects of general economic conditions on MACC's portfolio companies, the effects of recent or future losses on the ability of
MorAmerica Capital to obtain future funding, any failure to achieve annual investment level objectives, changes in prevailing market interest rates, and contractions in the markets for corporate acquisitions and initial public offerings. MACC further cautions that such factors are not exhaustive or exclusive. MACC does not undertake to update any forward-looking statement which may be made from time to time by or on behalf of MACC.

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